Warren A. Kirshenbaum was born and reared in Johannesburg, South Africa, and has lived in the United States since 1989. Mr. Kirshenbaum is currently a member of Eaton & Van Winkle LLP, a law firm in New York City which he joined as a Partner in 2001. Prior to joining Eaton & Van Winkle LLP, Mr. Kirshenbaum was a former Staff Attorney at Prudential Securities, and later formed and managed his own law firm, Kirshenbaum & Kirshenbaum, PLLC. Mr. Kirshenbaum represents many international clients in their corporate interests in the United States and abroad, as well as many United States based entities. Mr. Kirshenbaum's clients operate in many different industries, and range from small start-up operations to publicly traded entities. Mr. Kirshenbaum frequently is asked to lecture and present seminars on corporate issues. Mr. Kirshenbaum attended the Undergraduate Business School of the University of the Witwatersrand, in Johannesburg, South Africa (Bachelor of Commerce Degree, 1989), the New England School of Law (J.D.,
1992), and New York University School of Law (LL.M. in Corporate Law, 1993). He is a member of the Bar in New York, Connecticut, and the District of Columbia, as well as the United States District Courts for the Southern and Eastern Districts of New York, and the United States Supreme Court. He is a member of the American Bar Association, Business Law Section; the Association of the Bar of the City of New York, the Dallas Bar Association; the Legal Referral Service of the Association of the Bar of the City of New York; the Let's Talk Business Network; and he is a member of the Greater Dallas Chamber of Commerce. He is fluent in Dutch, and has a working knowledge of German.


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